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                                                                   EXHIBIT 10.26




                               September 25, 1995



Quest Medical, Inc.
One Allentown Parkway
Allen, Texas  75002
Attention:  Mr. F. Robert Merrill III

Ladies and Gentlemen:

         In accordance with recent discussions, NationsBank of Texas, N.A. ("Lender") is pleased to make the following commitment to Quest Medical, Inc. ("Borrower"). THIS COMMITMENT LETTER SUPERSEDES AND REPLACES ANY COMMITMENT LETTERS PREVIOUSLY DELIVERED TO BORROWER BY LENDER WITH RESPECT TO THE FACILITY DESCRIBED BELOW, AND ANY RELATED ORAL OR WRITTEN COMMITMENTS OR OFFERS.

         Lender and Borrower previously entered into the First Amended and Restated Credit Agreement dated as of March 31, 1995 (the "Existing Credit Agreement"), pursuant to which Lender extended to Borrower a revolving credit and term loan facility, subject to the terms and conditions set forth therein. Subject to the terms of this agreement, Lender agrees to amend or restate the Existing Credit Agreement to delete Facility B and add a new $15,000,000 facility, the proceeds of which will be used to make acquisitions described in this agreement ("Acquisition Facility"). Facility A in the Existing Credit Agreement will be retained, and amended or restated.

         The Acquisition Facility is contingent upon the occurrence of a public offering of Borrower's common capital stock which is registered under the Securities Act of 1933 and underwritten by a nationally recognized investment banking firm resulting in net proceeds to Borrower of not less than $17,000,000.00 (a "Qualified Offering").

         The Acquisition Facility, and the Existing Credit Agreement (as amended or restated), shall include the basic terms and conditions set forth below. Capitalized terms used herein shall, unless otherwise indicated, have the respective meanings set forth in the Existing Credit Agreement.

A.       ACQUISITION FACILITY

         1. Commitment Amount. The Acquisition Facility shall be in an amount of up to $15,000,000.00 (the "Commitment").

         2. Availability. Subject to the conditions outlined below, the Commitment shall be available in multiple advances on or after the closing date and prior to maturity.
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September 25, 1995
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         3.      Use of Proceeds.  The Commitment shall be used by Borrower for the acquisition of (a) all of the outstanding equity interest of any Person or
(b) all or a portion of the assets of any Person; provided, (i) the board of directors of such Person has approved such acquisition and such approval has not been revoked, and (ii) such Person or the assets of such Person the subject of the proposed acquisition are used in the research, development, design, production or marketing of Devices (as that term is defined in the Federal
Food, Drug and Cosmetic Act, 21 U.S.C. Section 301, et seq.) (each, a "Permitted Acquisition").

         4.      Interest Rate and Interest Payments.

                 (a) Interest on advances under the Acquisition Facility shall accrue at the lesser of: (i) at Borrower's option (A) the Prime Base Rate plus the Applicable Margin (defined below), or (B) the LIBOR Rate Basis plus the Applicable Margin; and (ii) the Highest Lawful Rate. Past-due principal of, and to the extent permitted by Applicable Law, interest on, the Acquisition Facility shall bear interest at the Highest Lawful Rate.

                 (b) The "Applicable Margin" means, at the time of determination thereof, the interest margin over the Prime Base Rate or the LIBOR Rate Basis, as the case may be, based on the Margin Ratio described below as follows:


  =====================================================================================================
                                                     Applicable Margin
                                                Prime Base Rate Borrowings           Applicable Margin
                 Margin Ratio                                                         LIBOR Borrowings
  -----------------------------------------------------------------------------------------------------
  Equal to or greater than 2.0 to 1.0                      .25%                             2.0%
  -----------------------------------------------------------------------------------------------------
  Equal to or greater than 1.5 to 1.0                       0%                             1.75%
  -----------------------------------------------------------------------------------------------------
  Less than 1.5 to 1.0                                      0%                             1.50%
  =====================================================================================================

                 (c) "Margin Ratio" means the ratio, as at any date of determination, of (i) the sum of the aggregate unpaid principal of all outstanding Advances, plus all accrued, unpaid interest on all Advances, plus all other Obligations to (ii) EBITDA.

                 (d) Interest with respect to any portion of the Acquisition Facility subject to the Prime Base Rate shall be due and payable quarterly as it accrues. Interest with respect to any portion of the Acquisition Facility subject to the LIBOR Rate Basis shall be payable at the end of each Interest Period, but not less frequently than quarterly.

         5. Term. The outstanding principal of, and any unpaid interest on, the Acquisition Facility not evidenced by a Term Note (as defined below) will be repaid at maturity (being the
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second anniversary of the Qualified Offering).  The outstanding principal of, and any unpaid interest on, the Acquisition Facility evidenced by a Term Note will be repaid in equal quarterly installments, commencing with the first quarterly date occurring after the date of such Term Note, with the final payment due on the fifth anniversary of the date of such Term Note.

         6. Commitment Fee. Borrower shall pay to Lender a non-refundable commitment fee equal to $50,000.00 upon execution of the definitive loan and collateral documents. In addition, Borrower shall pay to Lender, quarterly in arrears, a commitment fee equal to one forth of one percent (1/4%) per annum (calculated on the basis of actual number of days elapsed in a year consisting of 360 days) on the unused portion of the Commitment.

         7. Conditions to Advances. In addition to the conditions precedent described in Section D.1., the obligation of Lender to make advances under the Acquisition Facility, is subject to the following additional conditions:

                 (a) Borrower shall have provided to Lender (i) current financial statements of and historical operating information on the Person which, or the assets of which, is the proposed Permitted Acquisition, (ii) a pro-forma balance sheet of Borrower, together with pro-forma operating projections of the three year period following the acquisition, (iii) pro forma financial statements which consolidate the financial statements of Borrower and the Person of which is the proposed Permitted Acquisition (or if assets, only, of such Person are to be acquired, financial statements based on the operations of such assets as a stand-alone entity), prepared as if Borrower and such Person (or its assets) had operated as a single entity during the twelve-month period preceding the effective date of proposed Permitted Acquisition, (iv) a pro-forma compliance certificate showing calculations of all financial covenants set forth in the loan agreement, based on the financial statements described inclause (iii),
         (v) a copy of the results of Borrower's due diligence with respect to the Person which, or the assets of which, is the proposed Permitted Acquisition and (vi) such other documents and information as Lender may reasonably request;

                 (b) If the aggregate consideration payable by Borrower in respect of the specific Permitted Acquisition equals or exceeds $5,000,000, Lender shall have notified Borrower within ten days of receipt of the information described in Section A.7.(a) in form and substance acceptable to Lender that Lender has approved the Permitted Acquisition;

                 (c) If the principal amount of any single proposed advance equals or exceeds $3,000,000, Borrower shall execute and deliver to Lender a promissory note (a "Term Note"), dated as of the date of the proposed advance. If after giving effect to a proposed advance the principal amount of which is less than $3,000,000, the aggregate outstanding
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         principal of all advances not evidenced by a Term Note equals or exceeds $3,000,000, Borrower shall execute and deliver to Lender a Term Note, dated as of the date of the proposed advance, in the principal amount of the sum of the proposed advance plus the principal amount of existing advances not evidenced by a Term Note; and

                 (d) No Default or Event of Default exists, or will exist after giving effect to the Permitted Acquisition.

         8. Other Terms. The Commitment shall otherwise be generally subject to the same basic terms and conditions set forth in the Existing Credit Agreement.

B.       COLLATERAL

         The Acquisition Facility, if and when drawn upon, shall be secured by the assets referred to in the Collateral Documents.

C.       CONDITIONS, REPRESENTATIONS, COVENANTS, AND EVENTS OF DEFAULT

         1. Conditions Precedent. Lender's obligations to amend or restate the Existing Credit Agreement and to make the loans described above shall be subject to conditions precedent that are standard in loan documentation for similar loans made by Lender, including the conditions that:
(a) Lender has received loan and collateral documents in form and substance satisfactory to Lender; (b) all representations and warranties made by Borrower to Lender shall be true and correct as of the date of such amendment or restatement and funding; (c) as of the date of such amendment or restatement and funding, no material adverse change has occurred in the business or financial condition of Borrower; and (d) as of the date of such amendment or restatement and funding, there exists no Event of Default (or event with which notice or lapse of time or both could constitute an Event of Default) under the loan agreement.

         2. Representations and Warranties. The loan documentation will include representations and warranties similar to those set forth in the Existing Credit Agreement.

         3. Affirmative Covenants. The loan documentation will include affirmative covenants similar to those set forth in the Existing Credit Agreement.

         4. Negative Covenants. The loan documentation will include negative covenants similar to those set forth in the Existing Credit Agreement, which shall be applicable if and when the Acquisition Facility is drawn upon.
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September 25, 1995
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         5.      Financial Covenants.  The Existing Credit Agreement, as
amended or restated shall include the following financial covenants. Each of the following ratios shall be determined on a consolidated basis pursuant to GAAP.

                 (a) Fixed Charges Coverage Ratio. Borrower shall not permit the Fixed Charges Coverage Ratio to be less than as indicated below, as at the end of each fiscal quarter ending during the period indicated:

                 Effective Date and thereafter                      2.50 to 1.00

                 (b) Total Liabilities to Tangible Net Worth Ratio. Borrower shall not permit the ratio of Total Liabilities to Tangible Net Worth to be greater than as indicated below, as at the end of each fiscal quarter ending on the date or during the period indicated:

                 Effective Date through September 30, 1996          2.50 to 1.00
                 October 1, 1996 and thereafter                     1.75 to 1.00

                 (c) Current Maturities Coverage Ratio. Borrower shall not permit the Current Maturities Coverage Ratio to be less than as indicated below, as at the end of each fiscal quarter ending during the period indicated:

                 Effective Date and thereafter                      2.00 to 1.00

                 (d)      Margin Ratio.  Borrower shall not permit the ratio of
         (i) the sum of the aggregate unpaid principal of all outstanding Advances, plus all accrued, unpaid interest on all Advances, plus all other Obligations to (ii) EBITDA, to be greater than 2.50 to 1.00 as at the end of each fiscal quarter.

         6. Defaults. The loan documentation will include events of default similar to the Events of Default set forth in the Existing Credit Agreement.

D.       GENERAL PROVISIONS

         1. Financing Documents. The loan documents to be executed in connection with the Acquisition Facility shall be in form and substance mutually acceptable to Lender and Borrower. Borrower shall deliver certified resolutions, opinions of counsel, incumbency certificates, collateral documents and related instruments, in form and substance reasonably satisfactory to Lender and its counsel, as Lender shall require.

         2. Expenses. Borrower agrees to pay the reasonable costs, expenses and fees (including reasonable attorney's fees) incurred or suffered by Lender in connection with the
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September 25, 1995
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negotiation, preparation and documentation of the Acquisition Facility and the amendment or restatement of the Existing Credit Agreement. If the negotiations concerning the Acquisition Facility and the amendment or restatement of the Existing Credit Agreement are terminated prior to execution of final documentation, Borrower shall pay the above- mentioned costs, expenses and fees of Lender incurred prior to, or as a result of, such termination.

         3. Reliance. There are not third party beneficiaries of this commitment letter, and no party other than Borrower shall be entitled to rely on this commitment letter. This commitment letter is not assignable.

         4. Texas law. This document shall be deemed to be executed and performable in, and governed by the substantive laws of, the State of Texas.

         5. Scope of Commitment. The foregoing is intended to provide a substantive outline of Lender's commitment rather than a complete statement of all terms, conditions and documents which would be required in connection with the Acquisition Facility and the amendment or restatement of the Existing Credit Agreement. It is possible that substantive terms or conditions may be changed in order to account for or reflect changes in statutory or regulatory authorities governing the subject matter of the transaction.

         6. Increased Costs. In addition, and without limiting the generality of the foregoing, if any law, regulation or the interpretation thereof by any court or administrative or governmental authority shall either impose, modify or deem applicable any capital reserve, insurance premium, or similar requirement against commitments or loans made by Lender and the result thereof shall be to increase the cost to Lender of making, funding, or maintaining this commitment or the Acquisition Facility, then, on demand by Lender, Borrower further promises to pay to Lender, from time to time, additional amounts which shall be sufficient to compensate Lender for the portion of such increased costs allocable to this commitment or the Acquisition Facility. Written notice setting forth in reasonable detail such costs incurred by Lender, submitted to Borrower from time to time, shall be conclusive, absent manifest error, as to the amount thereof.

E.       CONDITIONS PRECEDENT

         In addition to the other requirements described herein, Lender's obligation to sign loan documents amending or restating the Existing Credit Agreement and make the Acquisition Facility available to Borrower is subject to the following conditions:

                 (1) a Qualified Offering shall have occurred and Borrower shall have received all net proceeds of such offering on or before November 30, 1995;
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September 25, 1995
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                 (2)      the outstanding principal balance of, and accrued
         unpaid interest on, and all fees related to, Facility B pursuant to the Existing Credit Agreement shall be paid in full and Facility B shall be terminated.

                 (3) the documents and information previously delivered to Lender by Borrower shall be accurate, and there shall have been no material adverse changes in the matters covered by such documents and information prior to the execution of the loan documents; without limiting the foregoing, Borrower understands that Lender has relied upon documents and information furnished by Borrower to Lender regarding; the financial condition of Borrower and its subsidiaries (including financial statements dated as of December 31, 1994 and June 30, 1995); financial projections for Borrower and its Subsidiaries; material contracts; and the existing and prospective management of Borrower and its Subsidiaries;

                 (4) Lender shall be satisfied with regulatory matters affecting Borrower and its Consolidated Subsidiaries, including licenses and authorities to operate their businesses as previously and proposed to be conducted, the ability of Borrower to receive dividends from its direct and indirect subsidiaries, the absence of material regulatory violations, and, generally, the absence of material adverse regulatory events;

                 (5) there shall have occurred no litigation or administrative proceedings, challenging the power or authority of Borrower or any of its Subsidiaries to operate their businesses as previously conducted and proposed to be conducted;

                 (6) no Default or Event of Default under the Existing Credit Agreement shall have occurred; and

                 (7) generally, no material adverse change shall have occurred int he business, financial condition, projections or prospects of Borrower and its Subsidiaries, taken as a whole.

F.       TERMINATION AND EXPIRATION

         1. Expiration. The proposal described above shall remain effective until the close of business on September 29, 1995. If Borrower desires to accept this proposal, an authorized officer should execute a copy of this letter and return it to the undersigned by such time, together with the commitment fee described in Section A.6..

         2. Termination. If Borrower accepts this proposal, then the commitment of Lender contained herein shall terminate upon the earliest to occur of (a) January 15, 1996, (b) the occurrence of a material adverse change in the financial condition of Borrower or its
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September 25, 1995
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subsidiaries, taken as a whole, and (c) the execution of definitive loan and collateral documents pursuant to this Commitment.

G.       FINAL AGREEMENT

         THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                        Sincerely,

                                        NATIONSBANK OF TEXAS, N.A.


                                        By: /s/ BRIAN K. SCHNEIDER
                                           -----------------------------------
                                           Brian K. Schneider
                                           Vice President

AGREED TO AND ACCEPTED
THIS 25th DAY OF SEPTEMBER, 1995

QUEST MEDICAL, INC.


By: /s/ F. ROBERT MERRILL III
   -----------------------------------
   F. Robert Merrill III
   Vice President